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                                                                     EXHIBIT 2.6

                                                               EXECUTION VERSION

                          DATED AS OF FEBRUARY 6, 2007

                                     BETWEEN

                           GATX FINANCIAL CORPORATION

                                    as Seller

                                       and

                       MACQUARIE AIRCRAFT LEASING LIMITED

                                    as Buyer

                        RELATING TO THE SALE AND PURCHASE

                                       of

                              THE GATX AIR BUSINESS

                                   ----------

                          FIFTH SUPPLEMENTAL AGREEMENT

                                   ----------

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FIFTH SUPPLEMENTAL AGREEMENT dated as of February 6, 2007 between GATX Financial
Corporation, a Delaware corporation ("SELLER"), and Macquarie Aircraft Leasing Limited, a company incorporated under the laws of the Republic of Ireland ("BUYER").

WITNESSETH:

WHEREAS, Seller and Buyer entered into the Sale and Purchase Agreement.

WHEREAS, Seller and Buyer entered into the First Supplemental Agreement, Second Supplemental Agreement, Third Supplemental Agreement and Fourth Supplemental Agreement amending the Sale and Purchase Agreement and agreeing certain additional matters.

WHEREAS, Seller and Buyer wish to make a certain further amendment to the Sale and Purchase Agreement.

Accordingly, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer agree as follows:

1.   DEFINITIONS

1.1  Definitions

     As used in this Fifth Supplemental Agreement (including the recitals hereto) and save as otherwise defined herein, terms defined in the Sale and Purchase Agreement shall bear the same respective meanings ascribed to them in the Sale and Purchase Agreement when used in this Fifth Supplemental Agreement and:

     "FIRST SUPPLEMENTAL AGREEMENT" means the Supplemental Agreement dated as of November 30, 2006 between Seller and Buyer amending and supplementing the Sale and Purchase Agreement;

     "FOURTH SUPPLEMENTAL AGREEMENT" means the Supplemental Agreement dated as of January 31, 2007 between Seller and Buyer amending and supplementing the Sale and Purchase Agreement;

     "SECOND SUPPLEMENTAL AGREEMENT" means the Supplemental Agreement dated as of January 17, 2007 between Seller and Buyer amending and supplementing the Sale and Purchase Agreement; and

     "THIRD SUPPLEMENTAL AGREEMENT" means the Supplemental Agreement dated as of January 29, 2007 between Seller and Buyer amending and supplementing the Sale and Purchase Agreement; and

     "SALE AND PURCHASE AGREEMENT" means the Sale and Purchase Agreement dated as of September 28, 2006 between Seller and Buyer.


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1.2  Other Definitional and Interpretative Provisions

     Clause 1.2 of the Sale and Purchase Agreement is hereby deemed to be incorporated herein as if all references therein to "this Agreement" were references to this Fifth Supplemental Agreement.

2.   AMENDMENT

     The Sale and Purchase Agreement is amended as follows: the expression "forty five (45)" which appears in line 2 of Clause 2.8.4(d) is deleted and replaced with the expression "sixty (60)".

3.   MISCELLANEOUS

3.1  The provisions of Clauses 13.1, 13.2, 13.3, 13.4, 13.5, 13.6, 13.8 and
     13.10 are hereby deemed to be incorporated herein as if all references therein to "this Agreement" were references to this Fifth Supplemental Agreement.

3.2 References to "this Agreement" in the Sale and Purchase Agreement are deemed to be references to the Sale and Purchase Agreement as amended by this Fifth Supplemental Agreement.


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IN WITNESS WHEREOF, the parties to this Fifth Supplemental Agreement have caused this Fifth Supplemental Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Seller

GATX FINANCIAL CORPORATION


By: /s/ Robert C. Lyons
    ---------------------------------
    Name: Robert C. Lyons
    Title: Vice President and Chief
           Financial Officer


Buyer

MACQUARIE AIRCRAFT LEASING LIMITED


By: /s/ Stephen Moulton
    ---------------------------------
    Name: Stephen Moulton
    Title: Attorney-in-Fact


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